UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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SONIC SOLUTIONS
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONIC SOLUTIONS

7250 Redwood Blvd., Suite 300
NOVATO, CALIFORNIA 94945
(415) 893-8000

SUPPLEMENT TO PROXY STATEMENT OF SONIC SOLUTIONS FOR
2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 28, 2009
____________________________

This proxy statement supplement dated October 7, 2009, supplements and amends the proxy statement dated September 24, 2009 (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2009 relating to the 2009 Annual Meeting of Shareholders of Sonic Solutions (“Sonic” or the “Company”) to be held on October 28, 2009 at 11:00 a.m., Pacific time, at Sonic’s principal executive offices located at 7250 Redwood Blvd., Suite 300, Novato, California.  Other than as described herein, this supplement does not modify or update the Proxy Statement in any way.

On September 28, 2009, Sonic announced that upon the recommendation and approval of its audit committee, Sonic formally dismissed BDO Seidman, LLP (“BDO Seidman”), as its independent registered public accounting firm. In connection therewith, the Company engaged Armanino McKenna LLP (“Armanino McKenna”) to be its new independent registered public accounting firm, effective immediately, subject to Armanino McKenna’s normal client acceptance processes.

In connection with the audits of the Company’s financial statements for its last fiscal years ended March 31, 2009 and March 31, 2008 and in the subsequent interim period through June 30, 2009 (the “Relevant Period”), there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Seidman would have caused it to make reference to the matter of the disagreement in connection with its report.  The reports on the financial statements prepared by BDO Seidman for the Relevant Period did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Relevant Period, Armanino McKenna was not consulted on any matter relating to either (a) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (b) any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The information in the Proxy Statement in the section “Independent Registered Public Accountants” is updated and amended as follows:

The Audit Committee of the Board of Directors has selected the firm of Armanino McKenna LLP, an independent registered accounting firm (“Armanino McKenna”), to serve as independent auditors for the fiscal year ended March 31, 2010.  BDO Seidman, LLP (“BDO”) served as the Company’s independent auditors for the fiscal years ended March 31, 2009 and March 31, 2008 and in the subsequent interim period through June 30, 2009.  No representative of Armanino or BDO is expected to be present at the Annual Meeting.

If you have previously delivered your proxy, you do not need to take any action unless you wish to revoke or change your vote on any of the proposals.  You may revoke a proxy at any time before it is voted at the Annual Meeting by submitting a new, duly executed proxy card or paper ballot bearing a later date; sending written notice to the Company’s Corporate Secretary; or attending the Annual Meeting and voting in person.  If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy.  You may access a copy of the Proxy Statement and this supplement without charge on the Internet at http://bnymellon.mobular.net/bnymellon/snic.  You may also access a copy of the Proxy Statement and this supplement without charge at the website of the SEC at http://www.sec.gov.